UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 14, 2005

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


                                             Page 1 of 6 pages

Item 8.01.  OTHER EVENTS.

Press Release

      The following is the text of the press release dated November 14, 2005 reporting Transtech Industries, Inc.'s results of operations for the three and nine month periods ended September 30, 2005.

           TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
 FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005

      PISCATAWAY, N.J., November 14, 2005 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three and nine month periods ended September 30, 2005. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

      Revenues for the electricity generation segment for the three months ended September 30, 2005 and 2004 were $145,000 and $100,000, respectively. The increase in revenue was due to an increase in rate received per kilowatt generated. Gross revenues of the environmental services segment for the period in 2005 and 2004 were $223,000 and $247,000, respectively. The environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues.

      The cost of operations for the three months ended September 30, 2005 and 2004 were $435,000 and $509,000, respectively. The net decrease in expenses was primarily due to a decline in administrative expenses.

      Other income for the three months ended September 30, 2005 was $637,000 versus $2,457,000 reported for the period in 2004. The income for 2005 includes $510,000 of proceeds from claims against excess insurance carriers. The income for 2004 includes a $2,332,000 gain resulting from the reduction in the Company's federal tax obligation recognized with IRS acceptance of the Company's Offer in Compromise.

      Income tax expense for the three months ended September 30, 2005, was $189,000 compared to a benefit of $133,000 reported for the period in 2004.

      Net income for the three months ended September 30, 2005 and 2004 was $158,000 or $.05 per share versus $2,181,000 or $.73 per share, respectively.

      Revenues for the electricity generation segment for the nine months ended September 30, 2005 and 2004 were $296,000 and $262,000, respectively. The increase in revenue was due to an increase in the rate received per kilowatt generated. Gross revenues of the environmental services segment for the period in 2005 and 2004 were $652,000 and $721,000, respectively. The environmental services provided in both periods were to members of the consolidated group and therefore eliminated in the calculation of net revenues.

      The cost of operations for the nine months ended September 30, 2005 and 2004 were $1,452,000 and $1,469,000, respectively. Increases in direct operating costs and accretion expense were offset by a decline in administrative expenses.

      Other income for the nine months ended September 30, 2005 was $3,324,000 versus $2,579,000 reported for the period in 2004. The income for 2005 includes proceeds from insurance claims of $3,220,000. The income for 2004 includes the gain from the reduction in tax obligations discussed above.

      Income tax expense for the nine months ended September 30, 2005, was $836,000 compared to a benefit of $323,000 reported for the period in 2004.

      Net income for the nine months ended September 30, 2005 and 2004 was $1,332,000 or $.45 per share versus $1,695,000 or $.57 per share, respectively.

      As previously disclosed, the Company and SCA Holdings, Inc., an affiliate of Waste Management, Inc, submitted the dispute regarding SCA's claim against proceeds from the Company's 2001 settlement with certain excess insurance carriers to arbitration. In February 2004, the arbitrator awarded SCA $3.5 million. The Company filed suit to overturn or amend the award. On October 31, 2005, the Court affirmed the arbitrator's award. The Company is currently evaluating an appeal of the Court's ruling. The amount in dispute is held in escrow and is not reflected on the Company's financial statements; therefore the Court's decision will not adversely impact the Company's financial statements.

      On October 18, 2005 the U.S. District Court for the District of New Jersey accepted a consent decree that the Company had executed on December 30, 2004, which resolved the claims brought against the Company and others by EPA, the New Jersey Department of Environmental Protection and New Jersey Spill Compensation Fund regarding the Kin-Buc Landfill.

      As previously disclosed, the Company entered into the contract to sell 60 acres of property during May 2001 for $2.1 million. During March 2005, the Company agreed to the Purchaser's request for an additional extension of the closing date to December 2005 subject to definitive documentation. Negotiations continue regarding the accommodation of stormwater run-off, the Company's continued use of the building on the property post closing, and an additional extension of the closing date due to the delay in constructing a replacement facility for the Company's machinery and equipment.

      The Company continues to face significant potential cash requirements for litigation expenses, as well as ongoing administrative costs, and post-closure costs associated with sites of past operations. Although the Company continues to pursue the sale of property held for sale, no assurance can be given that the timing or amount of the proceeds from such sources will be sufficient to meet the cash requirements of the Company.

      This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

      Presented below are the consolidated balance sheet and comparative consolidated statements of operations for the three and nine months ended September 30, 2005. Certain modifications have been made to the historic classification of accounts contained in the Company's financial statements.


                           TRANSTECH INDUSTRIES, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            As of September 30, 2005
                                   (In $000's)

                                     Assets
Cash and cash equivalents                             $ 1,679
Marketable securities                                   3,567
Accounts receivable, net of reserves                       50
Refundable income taxes                                 1,111
Restricted escrow accounts                                995
Other current assets                                       75
Total current assets                                    7,477
Restricted escrow accounts                              6,939
Other assets                                            1,781
   Total assets                                       $16,197

                      Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,752
Income taxes payable                                    1,206
Accrued closure costs                                   8,849
Other liabilities                                          39
Stockholders' equity                                    3,351
   Total Liabilities and Stockholders' Equity         $16,197

CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In $000's, except per share data)

                                           For the Three Months
                                            Ended September 30,
                                          2005              2004
Gross Revenues                          $  368            $  347
Less: Inter-company                       (223)             (247)
Net Revenues                               145               100
Cost of operations                        (435)             (509)
Other income (expense)(a)                  637             2,457
Income (taxes) benefit                    (189)              133
Net income (loss)                       $  158            $2,181

Income (loss) per common share:
  Net income (loss)                     $  .05            $  .73
Number of shares used in
  calculation                        2,979,190         2,979,190


                                            For the Nine Months
                                            Ended September 30,
                                          2005              2004
Gross Revenues                          $  948            $  983
Less: Inter-company                       (652)             (721)
Net Revenues                               296               262
Cost of operations                      (1,452)           (1,469)
Other income (expense)(b)                3,324             2,579
Income (taxes) benefit                    (836)              323
Net income (loss)                       $1,332            $1,695

Income (loss) per common share:
  Net income (loss)                     $  .45            $  .57
Number of shares used in
  calculation                        2,979,190         2,979,190

(a) Amount for 2005 includes $510,000 of proceeds from insurance claims. Amount for 2004 includes a $2,332,000 gain from the reduction of income tax obligations.

(b) Amount for 2005 includes $3,220,000 of proceeds from insurance claims. Amount for 2004 includes a $2,332,000 gain from the reduction of income tax obligations.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRANSTECH INDUSTRIES, INC.
                              (Registrant)


                              By: /s/ Andrew J. Mayer, Jr.
                                 Andrew J. Mayer, Jr., Vice
                                 President-Finance, Chief
                                 Financial Officer and
                                 Secretary

Dated:  November 15, 2005